Q2 2026 EARNINGS INVESTOR PRESENTATION July 28, 2026

22Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof, or other adverse external events that could increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control (including the conflicts in the Middle East and Russia’s invasion of Ukraine); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5)  the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry, including investor and depositor sentiment regarding bank stability and liquidity; (7) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (8) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (9) increased competition in the financial services sector (including from non-bank competitors such as credit unions, digital asset service providers, private credit, and fintech companies) and the inability to attract new customers; (10)  technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (11)  the loss of key executives or associates, talent shortages, and employee turnover; (12) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (13) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (14) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (15)  the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (16) the level of non-performing assets on Busey’s balance sheets; (17) interruptions involving information technology and communications systems or third-party servicers; (18) breaches or failures of information security controls or cybersecurity-related incidents; (19) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (20) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (21) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (22) the ability to maintain an adequate level of allowance for credit losses on loans; (23) the effectiveness of Busey’s risk management framework; and (24) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements

32Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 2Q26 Review 5 Investment Highlights 6 Earnings Performance 7 Strategically Configured Regional Operating Model 8 High Quality Loan Portfolio 9 Pristine Credit Quality 10 Top Tier Core Deposit Franchise 11 Net Interest Margin 12 Diversified and Significant Sources of Noninterest Income 13 Wealth Management 14-15 Focused Control on Expenses 16 Robust Capital Foundation 17 Appendix: 18 Seasoned Leadership Team 19 Purchase Accounting Projections 20 Non-GAAP Financial Information 21

42Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Holding company of a 158+ year old bank Corporate headquarters in Leawood, KS $18.2 Billion Total Assets 1 $16.5 Billion Wealth Assets Under Care 1 $2.5 Billion Market Cap 1 1 Total Assets and Wealth Assets Under Care as of 6/30/26. Market cap as of 7/27/26 A full suite of solutions provided to our clients for every stage of their business and personal life

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 5

2Q26 Review

Near record company profitability

- **1.43% adj. ROAA**[1], a **14.61% adj. ROATCE**[1], and **54.0% efficiency ratio**[1] in 2Q26, compared to 1.21% adj. ROAA[1], 14.41% adj. ROATCE[1], and 55.3% efficiency ratio[1] in 2Q25
- **YoY EPS growth of 9.5%**, with $0.69 adjusted EPS[1] in 2Q26 compared to $0.63 in 2Q25

2Q26 Summary Income Statement

$ in millions



-1.0% QoQ
(-0.3% ex-PAA)
$152.4
-3.1% QoQ
$41.9
-2.9% QoQ
-$109.5
1.24% Allowance/Loans
-$2.2
22.85% Effective Tax Rate
-$18.7
-$0.2
-$4.6
$59.1
Net Interest Income
Adj. Noninterest Income[1]
Adj. Noninterest Expense[1]
Provision for credit losses
Income Taxes
Reversal of tax benefit from non-operating costs
Preferred Dividend
Adj. Net Income to Common Shareholders[1]

Wealth management exhibits excellent performance

- **Assets Under Care of $16.5 billion** at 6/30/26, as net AUC inflows across our footprint augmented rising market impact
- 2Q26 Wealth segment revenue of $20 million, up 3.2% QoQ, and a **third consecutive record quarter** for wealth revenue

Tangible Book Value grows year-over-year as Share Repurchase Plan remains active

- TBV per share up $1.22/share, or 6%, YoY; TBV per share plus dividend up 12%
- Since embarking on share repurchase initiative in March 2025, **repurchased ~9% of the total common shares** that were outstanding at 3/31/25 and **returned nearly $200 million to shareholders** via buybacks

Repurchase Plan Update	Common Shares Repurchased	Average Price	$ Return to Shareholders
FY 2025	3.06 million	$22.81	$69.9 million
1Q26	2.62 million	$25.07	$65.6 million
2Q26	2.34 million	$26.98	$63.1 million
Total	8.02 million	$24.76	$198.6 million

Financial Results

Metric	1Q26	2Q26
Adj. Diluted EPS [1]	$0.67	$0.69
Adj. Net Income to Common S/H [1]	$59 million	$59 million
Total Operating Revenue [1]	$197 million	$194 million
Net Interest Margin [1]	3.77%	3.72%
Adj. Net Interest Margin [1]	3.64%	3.62%
Net Interest Income	$154 million	$152 million
Adj. Noninterest Income [1]	$43 million	$42 million
Adj. Pre-Provision Net Revenue [1]	$84 million	$85 million
Adj. PPNR ROAA [1]	1.89%	1.90%
Adj. ROAA [1]	1.42%	1.43%
Adj. ROATCE [1]	14.12%	14.61%
Efficiency Ratio [1]	54.8%	54.0%
Total Assets	$18.0 billion	$18.2 billion
Total Loans	$13.5 billion	$13.2 billion
Total Deposits	$14.7 billion	$15.1 billion
TBV / Share [1]	$20.14	$20.40

Strong sequential deposit growth and expected loan decline as asset quality remains strong

- Loans declined by $265 million impacted by payoff headwinds; asset quality remains strong with NPAs / Assets of 0.39% and 19 bps of NCOs during 2Q26
- Deposits increased by $393 million, or 2.7% QoQ, driven by seasonal public funds inflows and strategic efforts to grow core customer deposits

[1] Non-GAAP calculations, see Appendix

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Investment Highlights

Balance Sheet Strength

Core Deposits

- 93.7% core deposit[1] base that is granular and low cost at 1.80% total cost of deposits in 2Q26

Asset Quality

- High quality, conservatively underwritten loan portfolio with low levels of concentration; strong reserve levels with allowance/loans at 1.24%

Robust Capital

- Robust capital foundation with capital ratios at a $820 million+ excess over well-capitalized minimums with capital buffer[2]

Attractive Profitability and Returns

Efficient Profits

- Achieving near company-record ROAA[1] and Efficiency Ratio[1] with initiatives undertaken over the last twelve months

Dividends

- Quarterly common stock dividend of $0.26 (3.5% yield)[4], with dividend payout ratio ranging from 37%-39% in the last twelve months

Share Repurchases

- Active share repurchase program: since March 2025, buybacks representing ~9% of outstanding common shares and returning almost $200 million to shareholders

Disciplined Growth Strategy Driven by Regional Operating Model

- Organic growth powered by an approach that brings the full capabilities of commercial, wealth, and payments to each community through local leadership and autonomy
- Wealth Management AUC of $16.5 billion at 6/30/26, up 17% YoY, supported by net new inflows including from new Western markets, as company posted its third consecutive quarter of record revenue
- Executed nine strategic acquisitions over the last eleven years to enhance franchise value without unduly diluting shareholders, including the TBV-accretive acquisition of $7.5 billion asset CrossFirst in March 2025

Financial Highlights

$ in billions	**2Q26** Metrics better than KRX median are bolded	*KRX Median MRQ [3]*
Total Assets	$18.2	*$30.2*
Total Loans	$13.2	*$21.4*
Total Deposits	$15.1	*$24.2*
Total Wealth AUC	$16.5	*NM*
TCE Ratio[1]	**9.6 %**	*8.8 %*
CET1 Ratio[2]	**12.5 %**	*12.3 %*
NPA/Assets	**0.39 %**	*0.47 %*
Net Interest Margin [1]	**3.72 %**	*3.67 %*
Adj. Nonint. Income % of Operating Revenue [1]	**21.6 %**	*17.9 %*
Adj. PPNR ROAA [1]	**1.90 %**	*1.84 %*
Adj. ROAA [1]	**1.43 %**	*1.41 %*
Adj. ROATCE [1]	14.61 %	*15.02 %*
Efficiency Ratio [1]	54.0 %	*53.7 %*
Market Cap [4]	$2.5	*$4.8*
Dividend Yield [4]	**3.5%**	*2.7 %*
Price / TBV [4]	1.5x	*1.8x*
Price / 2026E [5]	11.3x	*11.9x*

[1] Non-GAAP calculation, see Appendix | [2] 2Q26 capital ratios are preliminary estimates | [3] Most recent quarter reported for KRX components as of 7/27/26 | [4] Market Data for BUSE updated to close on 7/27/26
[5] Based on consensus median net income of covering analysts as of 7/27/26

72Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $13.60 $31.59 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FY 2025 2026 Q2 $10 $20 $30 $57.2 $57.4 $60.6 $58.6 $59.1 $0.63 $0.64 $0.68 $0.67 $0.69 Adj. Net Income Avail. to Common S/H Adj. EPS 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 14.4% 14.0% 14.3% 14.1% 14.6% 1.21% 1.33% 1.41% 1.42% 1.43% Adj. ROATCE Adj. ROAA 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 1 Non-GAAP calculation, see Appendix | 2 Includes cumulative dividends per share over the period | 3 Market Data for BUSE updated to close on 7/27/26 Earnings Performance Adjusted Net Income & Earnings Per Common Share 1 Adjusted ROATCE & Adjusted ROAA 1 $ in millions $0.53 $0.69 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 $0.50 $0.60 $0.70 Accelerating EPS Growth 1 +9% CAGR +$17.99 Current common stock dividend yield of 3.5%3 Tangible Common BV 1 / Share (ex-AOCI) + Dividends 2 +14% 2-Year CAGR

82Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Strategically Configured Regional Operating Model Focused on bringing the full breadth of commercial, wealth, and payments to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Structured Finance Energy Banking SBA Lending $8B deposits $2B deposits $5B loans $13B AUC $3B AUC $3B loans $3B deposits $2B loans $1B deposits $1B loans $1B deposits $2B loans $1B loans Enterprise-wide sales structure is organized by region – bringing full capabilities and the complete Busey experience to each community through local leadership and autonomy Notes: Balances based on origination location; data as of 6/30/26

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 9

High Quality Loan Portfolio

Loan Portfolio Composition

As of 6/30/26



Other 5%
Residential Real Estate 16%
Real Estate Construction 8%
Non-Owner-Occupied CRE 30%
Owner-Occupied CRE 11%
Commercial & Industrial 30%
Total Loan Portfolio:
$13.2 Billion

Commercially-oriented portfolio is **well-diversified** by sector and geographic location and conservatively underwritten with **low levels of concentration**

Commercial Loans / Total Portfolio	*100/300 Test*
79%	**44% C&D / 222% CRE**

While maintaining focus on our guiding principles of **pristine asset quality**

Classified Assets / Capital [1]	*NPLs / Total Loans*
9.7%	**0.51%**
KRX Mean MRQ [2]	*KRX Mean MRQ* [2]
15.6%	*0.66%*

Loan Yield

Disciplined loan pricing remains a key enterprise-wide priority



Net New Funding Yield
Loan Yield
SOFR 30D (Avg)
7.13%
7.06%
6.35%
6.49%
6.23%
6.22%
6.20%
6.10%
6.03%
5.97%
4.33%
4.35%
4.09%
3.68%
3.63%
6/30/25
9/30/25
12/31/25
3/31/26
6/30/26

Loan Portfolio Regional Segmentation [3]

$ in millions

Portfolio	2026 Q1	*QoQ Δ*	2026 Q2	*% of Total*
East (Chicago, Southwest FL)	$2,553	-$4	$2,549	19.3 %
Midwest (Central IL, Indy, St. Louis)	$4,618	-$21	$4,597	34.8 %
Central (KC, Wichita, OKC, Tulsa)	$1,965	-$69	$1,896	14.4 %
Texas (Dallas, Fort Worth)	$1,751	-$136	$1,615	12.2 %
West (AZ, CO, NM)	$1,053	+$19	$1,072	8.1 %
Verticals	$1,520	-$54	$1,466	11.1 %
Total Loans	**$13,460**	-$265	**$13,195**	100 %

Texas and Central region loan balances pressured by payoffs headwind during the quarter

West region produced growth of 2% QoQ; driven by production from new hires and retained talent in Phoenix and Denver markets

Life Equity Lending continued to provide strong loan production that partially offset declines in other verticals

2Q26 Loan Balances Change

Anticipated QoQ balance decline influenced by payoff headwinds that are expected to continue into 3Q26



$ in millions
+$700
-$300
+$371
+$257
-$731
-$162
New Loan Production
Net Line of Credit Draws
Payoffs[4]
Amortization

[1] Capital is Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | [2] Most recent quarter reported for KRX components as of 7/27/26 | [3] Based on loan origination
[4] Includes $6.4 million of net charge-offs, which represent an immaterial percentage of other payoffs

2Q26 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
10

Pristine Credit Quality

- Our conservative approach to credit risk management has resulted in a continued legacy of strong and stable credit quality
- Loans 90+ days past due and still accruing of $4.7 million at 6/30/26, or 0.04% of total loans, and loans 30-89 days past due represent 0.06% of total loans
- OREO and repossessed asset balances total $2.9 million at 6/30/26
- 2Q26 net credit provision expense of $2.2 million
- Increase in NPAs is primarily related to one commercial credit; a partial charge-off was taken and a specific reserve was allocated on this credit during 2Q26 but sponsor remains engaged and working towards a resolution.

Nonperforming Assets / Total Assets

$ in millions


Busey
KRX Mean
0.32%
0.47%
0.50%
0.51%
0.06%
0.19%
0.32%
0.28%
0.39%

	2023 YE	2024 YE	2025 YE	2026 Q1	2026 Q2
BUSE NPAs	$7.9	$23.3	$58.1	$49.9	$70.3

Net Charge-Offs / Average Loans (Annualized) [1]

$ in millions


Busey
KRX Mean
0.37%
0.22%
0.22%
0.22%
0.19%
0.17%
0.17%
0.20%
0.19%

	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
BUSE NCOs	$12.9	$5.8	$5.8	$7.4	$6.4

Allowance / Loans


Busey
KRX Mean
1.20%
1.20%
1.24%
1.08%
1.28%
1.24%
1.26%
1.23%
1.24%
2023 YE
2024 YE
2025 YE
2026 Q1
2026 Q2

- Reserves + purchase accounting marks / loans = 1.82%
- Allowance to Nonperforming Loans coverage of 2.44x

[1] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters

112Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $15,802 $15,070 $14,906 $14,736 $15,129 2.21% 2.15% 1.91% 1.81% 1.80% Total Deposits Total Cost of Deposits 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 Midwest region, particularly Edwardsville market, impacted positively by seasonal public funds; more than offsetting retail tax outflows Noninterest- bearing 23.1% Interest-bearing 21.5% Savings & Money Market 39.3% Brokered 0.4% Time <250k 9.8% Time >250k 5.9% 1 Non-GAAP calculation, see Appendix Top Tier Core Deposit Franchise Deposit Portfolio Composition Total Deposits: $15.1 Billion Deposit Portfolio Regional Segmentation Portfolio 2026 Q1 QoQ ∆ 2026 Q2 % of Total East (Chicago, Southwest FL)2 $2,410 -$32 $2,378 15.7 % Midwest (Central IL, Indy, St. Louis)2 $7,698 +$143 $7,841 51.8 % Central (KC, Wichita, OKC, Tulsa) $2,965 +$350 $3,315 21.9 % Texas (Dallas, Fort Worth) $698 -$27 $671 4.4 % West (AZ, CO, NM) $803 -$8 $795 5.3 % Verticals $162 -$33 $129 0.9 % Total Deposits $14,736 +$393 $15,129 100% $ in millions 55% deposit beta since 2Q25 June 2025: Merged CrossFirst Bank into Busey Bank As of 6/30/26 ▪ Deposit inflows allowed for reduction of borrowings by $185 million QoQ, and spot total cost of funds was 1.92% at 6/30/26, compared to 1.90% at 3/31/26 3Q26 4Q26 FY 2027 Balances ($ millions) $962 $767 $629 Weighted Average Rate 3.5% 3.5% 3.3 % CD Maturity Schedule as of 6/30/26 Central was the beneficiary of targeted initiatives to bring more deposits on-balance sheet Retail 52% Commercial 41% Public 7% Brokered 0% Average Customer Tenure Retail 11.1 years Commercial 17.0 years Public 20.7 years ▪ New CD production in 2Q26 had a weighted-average term of 6.9 months and a weighted-average rate of 3.6% $189 million Average Deposits per Branch Low Cost, Granular Deposit Base with an Efficient Branch Footprint 87.2% Loan to Deposit Ratio 93.7% Core Deposits1 1.80% MRQ Average Cost of Deposits 36% % of Total Deposits priced at 1 bp or less Deposit Portfolio Trend $ in millions

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 12

Net Interest Margin

Net Interest Income Trend

$ in millions


Net Interest Income ex-PAA
Purchase Accounting Accretion
$153.2
$155.1
$157.6
$154.0
$152.4
$7.1
$5.9
$5.2
$5.4
$4.2
$146.1
$149.2
$152.4
$148.6
$148.2
2025 Q2
2025 Q3
2025 Q4
2026 Q1
2026 Q2

Note: Company Purchase Accounting Schedule in appendix

Net Interest Margin Trend [1]


Earning Assets
Cost of Funds
NIM
5.63%
5.63%
5.53%
5.51%
5.47%
3.49%
3.58%
3.71%
3.77%
3.72%
2.29%
2.22%
1.97%
1.89%
1.89%
2025 Q2
2025 Q3
2025 Q4
2026 Q1
2026 Q2

	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
Avg IE Assets ($B)	$17.70	$17.27	$16.94	$16.67	$16.51

QoQ Change in NII and NIM

	Reported		Ex-PAA	
Net Interest Income	-$1.6 million	-1.0%	-$0.4 million	-0.3%
Net Interest Margin	-5 bps		-2 bps	

- Purchase Accounting Accretion contribution to NII declined by $1.2 million QoQ due to higher than expected payoffs of premium marked loans
- Ex-PAA net interest income and NIM were relatively stable, down -0.3%, and 2 bps, respectively

Ex-PAA NIM Trend


2.92%
3.08%
3.33%
3.45%
3.59%
3.64%
3.62%
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4
2026 Q1
2026 Q2

Continue to benefit from the substantial amount of low-yield loans and securities rolling off into higher-yield products

Scheduled Maturities / Repricing of Fixed Rate Loans

	2H26	2027	2028
Balances ($ millions)	$570	$993	$690
Weighted Average Rate	4.7 %	4.9 %	5.4 %

2Q26 Net New Loan Funding Yield: **6.23%**

Roll-off of Securities

	2H26	2027	2028
Roll-off Cash Flow ($ millions)	$172	$299	$317
Approximate Roll-off Yield	3.0 %	3.1 %	3.1 %

New Securities purchased at: **~5.00%**

Net Interest Income Rate Sensitivity [2]

Balance sheet remains well-positioned for rate neutrality

Rate Shock	Year 1 NII Impact	Year 2 NII Impact
+200 bps	+3.1%	+3.7%
+100 bps	+1.8%	+2.2%
-100 bps	-1.0%	-2.2%
-200 bps	-0.7%	-3.3%

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix
[2] Based on a static balance sheet that is projected over one- and two-year horizons, with net interest income calculated under current market rates assuming permanent instantaneous shifts

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 13

Diversified and Significant Sources of Noninterest Income

21.6% **Adjusted Noninterest Income**
As a percentage of
Total Revenue [1]

78.9% **Wealth + Payments/Treasury Management + Capital Markets**
As a percentage of
Total Noninterest Income [2]

Adjusted Noninterest Income / Operating Revenue [3]

$ in millions


Adj. Nonint. Inc.
Net Interest Income
Adj. Nonint. Inc./Op. Rev.
$192.0
$153.2
20.2%
$38.9
2025 Q2
$196.7
$155.1
21.1%
$41.5
2025 Q3
$200.9
$157.6
21.6%
$43.4
2025 Q4
$197.2
$154.0
21.9%
$43.2
2026 Q1
$194.3
$152.4
21.6%
$41.9
2026 Q2

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2025 Q2	YoY Change	2026 Q2	% of Total (Adj.)
Wealth Management Fees	$16,777	+19%	$19,981	47.7 %
Payment Technology Solutions	4,956	0%	4,968	11.9 %
Treasury Management Services	4,569	+5%	4,789	11.4 %
Capital Markets	1,254	+49%	1,871	4.5 %
Card Services and ATM Fees	4,880	-1%	4,813	11.5 %
Other Service Charges on Deposit Accounts	1,513	-7%	1,407	3.4 %
Income on Bank Owned Life Insurance	1,745	-6%	1,637	3.9 %
Other Noninterest Income[4]	3,172	-24%	2,400	5.7 %
Adjusted Noninterest Income	$38,866	+8%	**$41,866**	100 %
Net Securities Gains (Losses)	5,997		2,445	
Total Noninterest Income	$44,863		**$44,311**	

Payment Technology Solutions includes lockbox/ACH payment processing, merchant services, online payments, and other electronic payments

Treasury Management Services includes commercial cash management services, wires, and other commercial business service charges

Capital markets team built out in 2H25 and includes directors of derivatives, syndications, and international banking

2Q26 Card Services line item includes $1.2 million of interchange fees from corporate credit cards that are managed by Treasury Management team

Other noninterest income also decreased QoQ, due primarily to declines in other asset valuations that typically will fluctuate as well as seasonality of SBA loan gain on sales, which tends to peak in 1Q

[1] 2Q26 adjusted noninterest income contributed 21.6% of total operating revenue (excludes net securities gains)
[2] 78.9% of 2Q26 adjusted noninterest income is contributed by wealth management fees, wealth management referral income included in other noninterest income, payment technology solutions revenue, revenue lines managed by treasury management division (treasury management services revenue and corporate credit card interchange), and capital markets
[3] Non-GAAP calculation, see Appendix | [4] Approximately $0.2 million of Other Noninterest Income was attributable to the wealth segment in 2Q25 and 2Q26

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 14

Wealth Management

Busey WEALTH MANAGEMENT — **$16.5** Billion *Assets Under Care* — **$75.3** Million *LTM Revenue* [1] — **46.8%** *LTM PT Margin* [2]

Assets Under Care

- Strong growth in Assets Under Care (AUC) as net inflows were augmented by market growth during 2Q26

AUC is up $2.4 billion YoY, or 17%


$ in millions
$14,102
$14,959
$15,657
$15,647
$16,506
2025 Q2
2025 Q3
2025 Q4
2026 Q1
2026 Q2

- Sustained momentum in net new inflows has contributed to YoY AUC growth
  - New wealth teams established in Kansas City, Wichita, Oklahoma City, Dallas, Denver, and Phoenix over the last twelve months
    - AUC in these new Western markets has grown to $160 million as of 6/30/26, with robust AUC in pipelines

Wealth Revenue [1] and Pre-Tax Income [2]

- 2Q26 Wealth revenue[1] of $20.1 million, a YoY increase of 19% and a third consecutive quarter of record quarterly revenue at the company
- Pre-tax profit margin[2] of 49.0% in 2Q26 and 46.8% over the last twelve months


Revenue
Pre-Tax Income 2
Pre-Tax Profit Margin 2
$ in millions
$17.0
45.1%
$7.7
$17.4
43.0%
$7.5
$18.3
46.6%
$8.5
$19.5
48.2%
$9.4
$20.1
49.0%
$9.9
2025 Q2
2025 Q3
2025 Q4
2026 Q1
2026 Q2

Integrated comprehensive capabilities to serve Personal & Institutional Clients

Wealth Revenue Composition [1]

% of Total WM Revenue	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
Trust / Agency	82.9 %	86.2 %	86.3 %	83.6 %	82.6 %
Brokerage	7.6 %	8.0 %	8.2 %	7.7 %	7.4 %
Ag Services	2.4 %	0.6 %	1.6 %	6.7 %	3.0 %
Tax & Financial Planning	4.1 %	0.6 %	0.5 %	0.5 %	4.0 %
Estate Settlement	1.8 %	3.4 %	2.2 %	0.5 %	2.0 %
Other	1.2 %	1.1 %	1.1 %	1.0 %	1.0 %
Total	100 %	100 %	100 %	100 %	100 %

Tax & Financial Planning contributed $0.8 million of revenue during the quarter, the typical seasonal 2Q peak for that category, while Ag Services normalized from its typical annual 1Q high

[1] Wealth Management segment | [2] 1Q26 wealth management pre-tax income is adjusted to exclude non-operating expenses

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 15

Wealth Management

Uniquely positioned to combine the capabilities of larger advisory firms with the personalized approach of a boutique investment firm

Large Advisory Firms

Client accessibility to team can be limited due to large spread of client base

Service can become standardized as focus shifts to scalability & driving growth

Comprehensive wealth platform covering all primary services

Access to varied solutions providing optionality for specific client needs

Busey WEALTH® MANAGEMENT

Enterprise-wide team collaborating to develop the best solutions for the client; seamless interconnectivity with bank services

Personalized client prospecting and relationship management programs with scalability

Flat nature of organization allows for access to decision-makers

Proactive client engagement with a tailored, client-focused approach

Firm continuity may depend heavily on the investment expertise of a few key professionals

Variety of solutions likely to be limited due to resource constraints

Boutique Investment Firms

BUSEY WEALTH MANAGEMENT

EARNED A 2025 NPS SCORE OF **84.9**

WELL ABOVE INDUSTRY AVERAGE OF 23.4

Nearly 160 year-old firm with an uncompromised commitment to always act in the best interest of our clients, guiding decisions on what matters most and building a path to multigenerational success

Comprehensive and Integrated Core Capabilities to Serve Personal and Institutional Clients


CLIENT

- INVESTMENT MANAGEMENT
- FINANCIAL PLANNING
- TAX PLANNING & PREPARATION
- PRIVATE CLIENT
- TRUST SERVICES
- LEGACY PLANNING
- AG SERVICES
- HOUSEHOLD OPERATIONS

Fully Internalized Investment Office

Experienced & credentialed team using specialized research and analysis to develop adaptive, tax efficient investment strategies

- **300+** COMBINED YEARS OF EXPERIENCE
- **7** CFAs
- OVER **80%** OF CLIENT AUC UTILIZING BWM STRATEGIES

Core satellite portfolios have produced outperformance vs. benchmarks[1] in 1-Year, 3-Year, 5-Year, and 7-Year measurement periods

[1] Busey Wealth Management's blended portfolio returns vs. blended benchmark of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

162Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 61.8% 58.7% 55.3% 54.9% 55.1% 54.8% 54.0% 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 $ in millions 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 Noninterest Expense $127.8 $120.0 $120.3 $129.5 $112.6 Acquisition & Restructuring Expenses (-) $16.6 $7.2 $4.8 $16.7 $3.1 Adjusted NIE 1 $111.2 $112.8 $115.5 $112.8 $109.5 Amortization of Intangibles (-) $4.6 $4.5 $4.4 $4.3 $4.2 Adjusted NIE excluding Amortization of Intangibles 1 $106.6 $108.3 $111.1 $108.5 $105.3 1 Non-GAAP, see Appendix | Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix Noninterest Expense Focused Control on Expenses $ in millions 2026 Q1 QoQ Change 2026 Q2 % of Total Adj. Salaries & Benefits $69.1 -5.1% $65.6 59.9 % Data processing $9.8 -9.2% $8.9 8.1 % Occupancy & Equipment $9.8 +4.1% $10.2 9.3 % Professional fees $3.1 -25.8% $2.3 2.1 % Amort. of intangible assets $4.3 -2.3% $4.2 3.8 % Other NIE $16.7 +9.6% $18.3 16.7 % Adjusted NIE 1 $112.8 -2.9% $109.5 100% ▪ Company priority to continue delivering positive operating leverage: Positive operating leverage of +1.4% in 2Q26 ▪ Expense discipline offset headwinds from loan contraction and purchase accounting accretion compression ▪ Adjusted NIE (including amortization of intangibles) decreased 2.9% QoQ ▪ Continue to be mindful and diligent on expenses, focused on employing the best talent and deploying a best-in-class product set to position the company for efficient future growth ▪ Operating revenue1 per employee is $106k at 6/30/2026 compared to $78k at 12/31/2024, up 37% since 12/31/2024 ▪ Successfully delivered significant cost synergies since acquisition of CrossFirst Bankshares on 3/1/2025 Efficiency Ratio 1 Trend Adjusted Noninterest Expense Summary

172Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 39% 39% 37% 39% 37% 77% 63% 86% 151% 144% Dividend Payout Ratio Payout Ratio with Dividends & Share Repurchases 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 —% 50% 100% 150% $1,888 $1,908 $1,920 $1,880 $1,859 12.2% 12.3% 12.4% 12.3% 12.5% 7.0% Common Equity Tier 1 CET1 Ratio Min + Buffer Ratio 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 $1,709 $1,748 $1,773 $1,722 $1,697 9.3% 9.9% 10.1% 9.8% 9.6% TCE TCE Ratio 2025 Q2 2025 Q3 2025 Q4 2026 Q1 2026 Q2 Tangible Common Equity 1 1 Non-GAAP calculation, see Appendix | 2 2Q26 capital ratios are preliminary estimates 3 Common dividends and share repurchases during period divided by adjusted net income available to common shareholders during period $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.5% 14.0% 16.1 % Minimum Well Capitalized with Capital Buffer 7.0% 8.5% 10.5 % Amount of Capital $1,859 $2,082 $2,390 Well Capitalized Minimum with Buffer $1,039 $1,262 $1,558 Excess over Well Cap. Min. with Buffer $820 $820 $832 $ in millions $ in millions Robust Capital Foundation Common Equity Tier 1 2 Consolidated Capital as of 6/30/26 2Adjusted Common Stock Payout Ratio 3

Appendix

192Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Seasoned Leadership Team Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. Van A. Dukeman Chairman, President & CEO, First Busey Corp. Chairman & CEO, Busey Bank Tony Hammond President, Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Amy worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third-party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. Monica L. Bowe Chief Risk Officer Joined Busey in March 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Previously, Amy held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. Amy J. Fauss Chief Information & Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry. Chip oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. Before being named Chief Credit Officer in 2025, he has held the roles of President of Credit and Bank Administration, Co-Chief Banking Officer, and Regional President for Commercial Banking. Chip Jorstad Chief Credit Officer Joined Busey in September 2025. Oversees various areas at Busey and its subsidiaries—including accounting and corporate reporting, financial planning and analysis, budgeting and forecasting, artificial intelligence, capital management, treasury, specialty finance and community investments, corporate development and investor relations. Chris previously served as Chief Strategy Officer at First National Bank, the largest subsidiary of F.N.B. Corporation. Chris H.M. Chan Chief Financial Officer Joined Busey in December 2011 and has over 45 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. John J. Powers General Counsel 2026 Executive Compensation Performance-Based Measures Weighting Short-term incentives Operating EPS 40% Asset Quality vs. Proxy Peer Group 25% Fee Revenue from Wealth Mgmt., Payment Technology Solutions, Treasury Mgmt., and Capital Markets 20% Core Deposit Growth 10% Regulatory Ratings 5% Total 100% Long-term incentives Relative Total Shareholder Return vs. KRE constituents 50% Relative Operating ROAA vs. Proxy Peer Group 25% Relative TBV growth ex-AOCI plus cumulative dividends and share repurchases vs. Proxy Peer Group 25% Total 100% Executive compensation reinforces corporate priorities and is aligned with driving long-term shareholder value Joined Busey in May 2025. Oversees Busey’s regional operating sales and revenue model which includes all commercial, wealth, treasury management, payments and specialty business units. Tony has two decades of commercial banking experience—including serving as Head of Commercial and Middle Market Banking at HTLF and senior leadership roles at Arizona Bank & Trust, Johnson Bank and BOK Financial—with a track record of consistently leading high-performing teams, growing market share and attracting top talent across the industry.

202Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flow. These projections include remaining purchase accounting impact from all prior M&A transactions. Purchase Accounting Projections ($ in thousands) Actuals Accretion/Amortization Impact Item 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 FY 2027 Thereafter Loans Accretion 2,272 6,576 6,088 5,571 5,760 4,513 4,802 4,344 14,703 52,651 CD Accretion 659 921 135 -5 -8 -6 -7 -5 13 275 Borrowings Amortization -203 -378 -369 -366 -357 -358 -358 -359 -1,015 -2,692 Net NII Impact 2,728 7,119 5,854 5,200 5,394 4,150 4,436 3,981 13,702 50,234 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,592 -4,507 -4,432 -4,291 -4,232 -4,151 -4,082 -15,342 -65,350 Total Pre-Tax Income Impact -355 2,527 1,347 768 1,103 -82 285 -101 -1,640 -15,116

212Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are tables that present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax-effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted in the tables below.

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Non-GAAP Financial Information *(Unaudited)*

Calculation of Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(dollars in thousands, except per share amounts)		Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net income (GAAP)	[a]	$ 63,176	$ 49,981	$ 47,404	$ 113,157	$ 17,414
Day 2 provision for credit losses[1]		—	—	—	—	45,572
Adjustment of initial provision for unfunded commitments due to adoption of new model[2]		—	—	4,030	—	4,030
Other acquisition expenses		1,196	5,244	16,600	6,440	42,626
Restructuring expenses		1,930	11,456	—	13,386	—
Net securities (gains) losses		(2,445)	940	(5,997)	(1,505)	9,771
Related tax benefit[3]		(170)	(4,410)	(4,971)	(4,580)	(27,040)
Non-recurring deferred tax adjustment[4]		—	—	328	—	4,919
Adjusted net income (Non-GAAP)	[b]	63,687	63,211	57,394	126,898	97,292
Preferred dividends	[c]	4,590	4,589	155	9,179	155
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$ 59,097	$ 58,622	$ 57,239	$ 117,719	$ 97,137
Weighted average number of common shares outstanding, diluted (GAAP)	[e]	85,385,382	87,831,295	90,883,711	86,602,278	80,251,577
Diluted earnings per common share (GAAP)	[(a-c)÷e]	$ 0.69	$ 0.52	$ 0.52	$ 1.20	$ 0.22
Adjusted diluted earnings per common share (Non-GAAP)	[d÷e]	$ 0.69	$ 0.67	$ 0.63	$ 1.36	$ 1.21

1. The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statements of Income.
2. In the second quarter of 2025, Busey recorded an adjustment to the initial provision for unfunded commitments for CrossFirst acquisition-date balances based on revised estimates resulting from implementation of a new CECL model.
3. Tax benefits were calculated using tax rates of 25.0% and 26.5% for the six months ended June 30, 2026 and 2025, respectively. Tax benefits for quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
4. A deferred valuation tax adjustment was recorded in the first quarter of 2025 in connection with the CrossFirst acquisition and the expansion of Busey's footprint into new states. Deferred tax adjustments are reflected within the income taxes line on the Statements of Income.

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 23

Non-GAAP Financial Information *(Unaudited)*

Calculation of Return On Average Assets, Return On Average Tangible Common Equity, and Related Adjusted Return Measures

(dollars in thousands)		Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net income (GAAP)	[a]	$ 63,176	$ 49,981	$ 47,404	$ 113,157	$ 17,414
Amortization of intangible assets		4,232	4,291	4,592	8,523	7,675
Tax effect of amortization of intangible assets[1]		(1,058)	(1,073)	(1,256)	(2,131)	(2,035)
Preferred dividends		(4,590)	(4,589)	(155)	(9,179)	(155)
Tangible net income available to common stockholders (Non-GAAP)	[b]	$ 61,760	$ 48,610	$ 50,585	$ 110,370	$ 22,899
Adjusted net income (Non-GAAP)[2]	[c]	$ 63,687	$ 63,211	$ 57,394	$ 126,898	$ 97,292
Amortization of intangible assets		4,232	4,291	4,592	8,523	7,675
Tax effect of amortization of intangible assets[1]		(1,058)	(1,073)	(1,256)	(2,131)	(2,035)
Preferred dividends		(4,590)	(4,589)	(155)	(9,179)	(155)
Adjusted tangible net income available to common stockholders (Non-GAAP)	[d]	$ 62,271	$ 61,840	$ 60,575	$ 124,111	$ 102,777
Average total assets	[e]	$ 17,887,097	$ 18,060,220	$ 19,068,086	$ 17,973,180	$ 16,961,396
Return on average assets (Non-GAAP)[3]	[a÷e]	1.42 %	1.12 %	1.00 %	1.27 %	0.21 %
Adjusted return on average assets (Non-GAAP)[3]	[c÷e]	1.43 %	1.42 %	1.21 %	1.42 %	1.16 %
Average common equity		$ 2,183,290	$ 2,255,075	$ 2,180,963	$ 2,218,984	$ 2,057,372
Average goodwill and other intangible assets, net		(474,043)	(478,885)	(494,473)	(476,450)	(452,978)
Average tangible common equity (Non-GAAP)	[f]	$ 1,709,247	$ 1,776,190	$ 1,686,490	$ 1,742,534	$ 1,604,394
Return on average tangible common equity (Non-GAAP)[3, 4]	[b÷f]	14.49 %	11.10 %	12.03 %	12.77 %	2.88 %
Adjusted return on average tangible common equity (Non-GAAP)[3, 4]	[d÷f]	14.61 %	14.12 %	14.41 %	14.36 %	12.92 %

1. Tax effects were calculated using income tax rates of 25.0% and 26.5% for the six months ended June 30, 2026 and 2025, respectively. Tax effects for quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
2. A reconciliation is provided in the previous table.
3. Annualized measure.
4. Beginning in 2026, Busey revised, for all periods presented, its calculation of return on average tangible common equity and adjusted return on average tangible common equity to eliminate the effects of intangible asset amortization from the numerator of both calculations.

2Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Non-GAAP Financial Information *(Unaudited)*

Calculation of Net Interest Margin and Adjusted Net Interest Margin

(dollars in thousands)		Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net interest income (GAAP)		$ 152,402	$ 153,969	$ 153,183	$ 306,371	$ 256,914
Tax-equivalent adjustment[1]		841	877	791	1,718	1,328
Tax-equivalent net interest income (Non-GAAP)	[a]	153,243	154,846	153,974	308,089	258,242
Purchase accounting accretion related to business combinations		(4,150)	(5,394)	(7,119)	(9,544)	(9,847)
Adjusted net interest income (Non-GAAP)	[b]	$ 149,093	$ 149,452	$ 146,855	$ 298,545	$ 248,395
Average interest-earning assets (Non-GAAP)	[c]	$ 16,508,372	$ 16,665,766	$ 17,700,356	$ 16,586,634	$ 15,543,955
Net interest margin (Non-GAAP)[2]	[a÷c]	3.72 %	3.77 %	3.49 %	3.75 %	3.35 %
Adjusted net interest margin (Non-GAAP)[2]	[b÷c]	3.62 %	3.64 %	3.33 %	3.63 %	3.22 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Annualized measure.

Calculation of Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net interest income (GAAP)		$ 152,402	$ 153,969	$ 153,183	$ 306,371	$ 256,914
Total noninterest income (GAAP)		44,311	42,265	44,863	86,576	66,086
Net security (gains) losses (GAAP)		(2,445)	940	(5,997)	(1,505)	9,771
Total noninterest expense (GAAP)		(112,635)	(129,519)	(127,833)	(242,154)	(239,863)
Pre-provision net revenue (Non-GAAP)	[a]	81,633	67,655	64,216	149,288	92,908
Acquisition and restructuring (income) expenses, excluding initial provision expenses		3,126	16,700	16,600	19,826	42,626
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 84,759	$ 84,355	$ 80,816	$ 169,114	$ 135,534
Average total assets	[c]	$ 17,887,097	$ 18,060,220	$ 19,068,086	$ 17,973,180	$ 16,961,396
Pre-provision net revenue to average total assets (Non-GAAP)[1]	[a÷c]	1.83 %	1.52 %	1.35 %	1.67 %	1.10 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[1]	[b÷c]	1.90 %	1.89 %	1.70 %	1.90 %	1.61 %

1. Annualized measure.

2Q26 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
25

Non-GAAP Financial Information *(Unaudited)*

Calculation of Efficiency Ratio

		Three Months Ended			Six Months Ended	
(dollars in thousands)		**June 30, 2026**	**March 31, 2026**	**June 30, 2025**	**June 30, 2026**	**June 30, 2025**
Net interest income (GAAP)	[a]	$ 152,402	$ 153,969	$ 153,183	$ 306,371	$ 256,914
Tax-equivalent adjustment[1]		841	877	791	1,718	1,328
Tax-equivalent net interest income (Non-GAAP)	[b]	153,243	154,846	153,974	308,089	258,242
Total noninterest income (GAAP)		44,311	42,265	44,863	86,576	66,086
Net security (gains) losses		(2,445)	940	(5,997)	(1,505)	9,771
Adjusted noninterest income (Non-GAAP)	[c]	$ 41,866	$ 43,205	$ 38,866	$ 85,071	$ 75,857
Operating revenue (Non-GAAP)	[d = a+c]	$ 194,268	$ 197,174	$ 192,049	$ 391,442	$ 332,771
Tax-equivalent operating revenue (Non-GAAP)[2]	[e = b+c]	195,109	198,051	192,840	393,160	334,099
Adjusted noninterest income to operating revenue (Non-GAAP)	[c÷d]	21.55 %	21.91 %	20.24 %	21.73 %	22.80 %
Total noninterest expense (GAAP)		$ 112,635	$ 129,519	$ 127,833	$ 242,154	$ 239,863
Acquisition and restructuring expenses, excluding initial provision expenses		(3,126)	(16,700)	(16,600)	(19,826)	(42,626)
Adjusted noninterest expense (Non-GAAP)[3]		109,509	112,819	111,233	222,328	197,237
Amortization of intangible assets		(4,232)	(4,291)	(4,592)	(8,523)	(7,675)
Adjusted noninterest expense excluding amortization of intangible assets (Non-GAAP)[4]	[f]	$ 105,277	$ 108,528	$ 106,641	$ 213,805	$ 189,562
Efficiency ratio (Non-GAAP)[5]	[f÷e]	53.96 %	54.80 %	55.30 %	54.38 %	56.74 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Beginning in 2026, Busey changed the caption for this revenue measure, which was previously called "adjusted tax-equivalent revenue." The calculation itself has not changed.
3. Beginning in 2026, to better align with industry standards, Busey revised its calculation of adjusted noninterest expense, for all periods presented, to exclude any adjustment for amortization of intangible assets.
4. Beginning in 2026, Busey changed the caption for the efficiency ratio numerator from "adjusted noninterest expense" to "adjusted noninterest expense excluding amortization of intangible assets." The calculation itself has not changed.
5. Beginning in 2026, Busey now reports a single efficiency ratio, which was previously reported as the "Adjusted efficiency ratio."

262Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information (Unaudited) Calculation of Tangible Common Equity, and Related Measures and Ratio As of (dollars in thousands, except per share amounts) June 30, 2026 March 31, 2026 June 30, 2025 Total assets (GAAP) $ 18,191,867 $ 18,036,622 $ 18,918,740 Goodwill and other intangible assets, net (471,288) (475,520) (488,181) Tangible assets (Non-GAAP)1 [a] $ 17,720,579 $ 17,561,102 $ 18,430,559 Total stockholders’ equity (GAAP) $ 2,383,170 $ 2,413,022 $ 2,412,546 Preferred stock and additional paid in capital on preferred stock (215,197) (215,197) (215,197) Common equity [b] $ 2,167,973 $ 2,197,825 $ 2,197,349 Goodwill and other intangible assets, net (471,288) (475,520) (488,181) Tangible common equity (Non-GAAP) [c] $ 1,696,685 $ 1,722,305 $ 1,709,168 Tangible common equity to tangible assets (Non-GAAP) [c÷a] 9.57% 9.81% 9.27 % Ending number of common shares outstanding (GAAP) [d] 83,189,501 85,507,160 89,104,678 Book value per common share (Non-GAAP) [b÷d] $ 26.06 $ 25.70 $ 24.66 Tangible book value per common share (Non-GAAP) [c÷d] $ 20.40 $ 20.14 $ 19.18 Calculation of Core Deposits and Related Ratio As of (dollars in thousands) June 30, 2026 March 31, 2026 June 30, 2025 Total deposits (GAAP) [a] $ 15,128,745 $ 14,736,060 $ 15,801,772 Brokered deposits, excluding brokered time deposits of $250,000 or more (60,043) (60,123) (353,614) Time deposits of $250,000 or more (896,354) (865,493) (827,762) Core deposits (Non-GAAP) [b] $ 14,172,348 $ 13,810,444 $ 14,620,396 Core deposits to total deposits (Non-GAAP) [b÷a] 93.68% 93.72% 92.52%